SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  April 17, 2003


                              NMXS.com, INC.
            (Exact Name of Registrant as Specified in Charter)


DELAWARE                      333-30176           91-1287406
(State or Other Jurisdiction  (Commission         (IRS Employer
of Incorporation)             File Number)        Identification No.)

5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM      87110
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (505) 255-1999

ITEM 7.  EXHIBITS

     (c)  The following exhibit is furnished with this report:

     Exhibit No.    Description of Exhibit                       Location

     99.1           Press Release issued on April 17, 2003       Attached

ITEM 9.  REGULATION FD DISCLOSURE

     The following information is furnished under this Item 9 in satisfaction of Item 12, "Results of Operations and Financial Condition."

     On April 17, 2003, NMXS.com, Inc. announced its earnings for the year ended December 31, 2002. A copy of the press release dated April 17, 2003, describing year-end earnings is attached as Exhibit 99.1.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     See Item 9 per SEC Release 33-8216, dated March 27, 2003.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NMXS.com, Inc.

Date: April 28, 2003               By /s/ Richard Govatski
                                      Richard Govatski, President